Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 15, 2013, relating to the financial statements and financial highlights which appear in the December 31, 2012 Annual Reports to Shareholders of Janus Aspen Enterprise Portfolio, Janus Aspen Forty Portfolio, Janus Aspen Janus Portfolio, Janus Aspen Protected Series – Growth Portfolio, Janus Aspen Balanced Portfolio, Janus Aspen Moderate Allocation Portfolio (now known as Janus Aspen Global Allocation Portfolio — Moderate), Janus Aspen Perkins Mid Cap Value Portfolio, Janus Aspen Global Technology Portfolio, Janus Aspen INTECH U.S. Low Volatility Portfolio, Janus Aspen Overseas Portfolio, Janus Aspen Worldwide Portfolio (now known as Janus Aspen Global Research Portfolio), and Janus Aspen Flexible Bond Portfolio (twelve of the portfolios constituting Janus Aspen Series) which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
April 29, 2013